Exhibit 99.1

ClearOne Reports Third Quarter 2017 Financial Results

●	Increases Video Products Revenue 56% Sequentially and 66% Year-over-Year
●	Gross margin improves to 62% in Q3 from 59% in Q2
●	Continues to lead Global Audio Conferencing Endpoints Market with 53.8% share

SALT LAKE CITY, UTAH – Nov. 8, 2017 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months and nine months ended September 30, 2017.

“In the third quarter, we delivered several sequential improvements,” said Zee Hakimoglu, president and chief executive officer. “The total revenue increase was driven by a large order that included a mix of video and pro-audio products with video products dominating the mix, demonstrating our total solution strategy. The percentage of Converge® Pro 2 (CP2) in our professional audio revenue mix increased. Also, video product revenue grew 56% as we continue to capitalize on the migration to software-based video conferencing applications. We remain very confident in our product set, which continues to receive awards. Going into the fourth quarter, we are confident 2018 will shape up to be a better year.”

Frost & Sullivan recognizes ClearOne.

●

ClearOne received the 2017 Award for Converged Audio and Video Conferencing Competitive Strategy Innovation and Leadership in September. This award cited the company’s diverse video collaboration product and services portfolio for its ability to cater to businesses of varying sizes, industries, and technology requirements with a high degree of customization. The robust breadth and depth of ClearOne’s audio conferencing solutions, visual collaboration systems, and feature-rich cloud unified communications and collaboration services position ClearOne as an all-inclusive provider with end-to-end offerings.

●	New analysis released in October in the Global Audio Conferencing Endpoints Market, Forecast to 2021 found ClearOne continued to lead the installed audio conferencing space in 2016 with a market share of 53.8%.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q3 2017 revenue was $10.6 million, compared to $12.9 million in Q3 2016 and $10.3 million in Q2 2017. The year-over-year decrease reflects continuing transition to the next generation professional audio conferencing platform and the price reductions to corresponding legacy products. Sequential revenue increase was due to the fulfillment of a large order that included a mix of video and pro-audio products.

●	GAAP gross profit in Q3 2017 was $6.5 million, compared to $7.7 million in Q3 2016 and $6.1 million in Q2 2017. GAAP gross profit margin was 62% in Q3 2017, compared to 59% in Q3 2016 and 59% in Q2 2017. Non-GAAP gross profit margin was 62% in Q3 2017, compared to 62% in Q3 2016 and 59% in Q2 2017. Sequential improvement in gross margin was largely due to higher than usual gross margin from the large order that was fulfilled in Q3 2017.

●	Based on the results of the Company’s recent impairment analysis triggered by the fall in the Company’s stock price and recent financial results, the Company determined that goodwill and an intangible asset were impaired and recognized impairment charges amounting to $13.4 million.

●	Operating expenses in Q3 2017 were $20.0 million which included impairment charges of $13.4 million, compared to $6.2 million in Q3 2016 and $7.2 million in Q2 2017. The majority of the increase in operating expenses over Q3 2016 is attributable primarily to impairment charges and the increase in sales & marketing spend partly reduced by lower G&A due to capitalization of legal expenses related to patent litigation.

●	Net loss in Q3 2017 was $9.3 million, or $1.09 per diluted share, compared to net income of $1.2 million, or $0.13 per diluted share, in Q3 2016 and net loss of $0.8 million, or $0.09 per diluted share, in Q2 2017.

●	Non-GAAP net income was $0.8 million, or $0.09 per diluted share, in Q3 2017, compared to non-GAAP net income of $2.0 million, or $0.22 per diluted share, in Q3 2016, and non-GAAP net loss of $0.1 million, or $(0.01) per diluted share, in Q2 2017.

	Three months ended September 30,			Nine months ended September 30,
	2017	2016	Change	2017	2016	Change
GAAP
Revenue	$10,560	$12,908	-18%	$32,549	$37,907	-14%
Gross Profit	6,509	7,668	-15%	19,256	23,797	-19%
Operating Income (Loss)	(13,506)	1,424	-1048%	(15,141)	4,717	-421%
Net Income (Loss)	(9,276)	1,209	-867%	(10,564)	3,532	-399%
Earnings (Loss) Per Share (Diluted)	(1.09)	0.13	-938%	(1.22)	0.37	-430%
Non-GAAP
Non-GAAP Gross Profit	$6,516	$7,958	-18%	$19,277	$24,098	-20%
Non-GAAP Operating Income	526	2,468	-79%	1,028	6,930	-85%
Non-GAAP Net Income	760	2,001	-62%	807	5,162	-84%
Non-GAAP Adjusted EBITDA	743	2,748	-73%	1,742	7,729	-77%
Non-GAAP Earnings per share (Diluted)	0.09	0.22	-59%	0.09	0.55	-83%

Balance Sheet Highlights

At September 30, 2017, cash, cash equivalents and investments were $23.4 million, as compared with $38.5 million at December 31, 2016. A significant portion of this decrease can be attributed to patent litigation expenses, share repurchases, dividend payments and higher investment in inventory related to the Converge Pro 2 platform and wireless microphones which is expected to flow back into cash in the near term. The Company continued to have no debt.

During Q3 of 2017, the Company paid a cash dividend of $0.07 per share and repurchased approximately 140,000 shares amounting to $1.1 million. As of September 30, 2017, the Company has acquired approximately 976,000 shares amounting to $10.2 million since this program commenced in March 2016 and was renewed and extended by the board in March 2017. The Company intends to continue to repurchase shares of its common stock under this program in the open market, subject to price, volume and other safe harbor restrictions.

Conference Call Information

ClearOne senior management will host an investor conference call today, November 8th at 11:30 a.m. Eastern Time to review the company’s financial results. The conference call will be available to interested parties by dialing +1- 877-369-6586 (domestic) or +1- 253-237-1165 (international). The conference ID is 98043789. The call will also be available through a live, listen-only audio Internet broadcast at http://investors.clearone.com/events.cfm. For those who are not available to listen to the live broadcast, the call will be archived on the same web site for at least three months.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming & signage solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	As of
	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,013	$12,100
Marketable securities	3,953	5,030
Receivables, net of allowance for doubtful accounts of $304 and $187, respectively	8,061	7,461
Inventories, net	19,695	11,377
Distributor channel inventories	1,394	1,530
Prepaid expenses and other assets	7,489	2,642
Total current assets	43,605	40,140
Long-term marketable securities	16,480	21,365
Long-term inventories, net	2,446	1,664
Property and equipment, net	1,587	1,513
Intangibles, net	5,283	5,677
Goodwill	-	12,724
Deferred income taxes	4,654	4,654
Other assets	378	387
Total assets	$74,433	$88,124
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,811	$3,545
Accrued liabilities	1,852	1,894
Deferred product revenue	3,870	3,882
Total current liabilities	11,533	9,321
Deferred rent	39	103
Other long-term liabilities	1,277	1,251
Total liabilities	12,849	10,675

Shareholders’ equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,433,182 and 8,812,644 shares issued and outstanding	8	9
Additional paid-in capital	47,300	46,669
Accumulated other comprehensive income (loss)	(49)	(205)
Retained earnings	14,325	30,976
Total shareholders’ equity	61,584	77,449
Total liabilities and shareholders’ equity	$74,433	$88,124

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenue	$10,560	$12,908	$32,549	$37,907
Cost of goods sold	4,051	5,240	13,293	14,110
Gross profit	6,509	7,668	19,256	23,797

Operating expenses:
Sales and marketing	3,006	2,389	8,393	7,695
Research and product development	2,268	2,116	6,947	6,481
General and administrative	1,281	1,739	5,597	4,904
Impairment of intangibles	736	—	736	—
Impairment of goodwill	12,724	—	12,724	—
Total operating expenses	20,015	6,244	34,397	19,080

Operating income (loss)	(13,506)	1,424	(15,141)	4,717

Other income, net	78	100	264	194
Income (loss) before income taxes	(13,428)	1,524	(14,877)	4,911
Provision for (benefit from) income taxes	(4,152)	315	(4,313)	1,379
Net income (loss)	$(9,276)	$1,209	$(10,564)	$3,532

Basic weighted average shares outstanding	8,520,041	8,921,480	8,641,173	9,076,305
Diluted weighted average shares outstanding	8,520,041	9,164,165	8,641,173	9,452,616

Basic earnings (loss) per common share	$(1.09)	$0.14	$(1.22)	$0.39
Diluted earnings (loss) per common share	$(1.09)	$0.13	$(1.22)	$0.37

Net income (loss)	(9,276)	1,209	(10,564)	3,532

Comprehensive income:
Unrealized gain on available-for-sale securities, net of tax	10	(39)	68	179
Change in foreign currency translation adjustment	23	7	88	19
Comprehensive income (loss)	(9,243)	1,177	(10,408)	3,730

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
GAAP gross profit	$6,509	$7,668	$19,256	$23,797
Inventory scrap related to wireless manufacturing move	—	283	—	283
Stock-based compensation	7	7	21	18
Non-GAAP gross profit	$6,516	$7,958	$19,277	$24,098

GAAP operating income (loss)	$(13,506)	$1,424	$(15,141)	$4,717
Inventory scrap related to wireless manufacturing move	—	283	—	283
Stock-based compensation	175	175	515	494
Amortization of intangibles	238	280	706	856
Impairment of intangible asset	736	—	736	—
Impairment of goodwill	12,724	—	12,724	—
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	159	306	1,488	580
Non-GAAP operating income	$526	$2,468	$1,028	$6,930

GAAP net income (loss)	$(9,276)	$1,209	$(10,564)	$3,532
Inventory scrap related to wireless manufacturing move	—	283	—	283
Stock-based compensation	175	175	515	494
Amortization of intangibles	238	280	706	856
Impairment of intangible asset	736	—	736	—
Impairment of goodwill	12,724	—	12,724	—
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	159	306	1,488	580
Loss on disposal of assets related to wireless microphones manufacturing	—	—	—	53
Tax effect of non-GAAP adjustments	(3,996)	(252)	(4,798)	(636)
Non-GAAP net income	$760	$2,001	$807	$5,162

GAAP net income (loss)	$(9,276)	$1,209	$(10,564)	$3,532
Number of shares used in computing GAAP income per share (diluted)	8,520,041	9,164,165	8,641,173	9,452,616
GAAP income (loss) per share (diluted)	$(1.09)	$0.13	$(1.22)	$0.37
Non-GAAP net income	$760	$2,001	$807	$5,162
Number of shares used in computing Non-GAAP income per share (diluted)	8,520,041	9,164,165	8,641,173	9,452,616
Non-GAAP income per share (diluted)	$0.09	$0.22	$0.09	$0.55

GAAP total net income (loss)	$(9,276)	$1,209	$(10,564)	$3,532
Inventory scrap related to wireless manufacturing move	—	283	—	283
Stock-based compensation	175	175	515	494
Depreciation	139	180	450	552
Amortization of intangibles	238	280	706	856
Impairment of intangible asset	736	—	736	—
Impairment of goodwill	12,724	—	12,724	—
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	159	306	1,488	580
Loss on disposal of assets related to wireless microphones manufacturing	—	—	—	53
Provision for (benefit from) income taxes	(4,152)	315	(4,313)	1,379
Non-GAAP Adjusted EBITDA	$743	$2,748	$1,742	$7,729